EXHIBIT 99.2



              CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



In connection with the Quarterly Report of Weingarten Realty Investors (the "Company") on Form 10-Q for the period ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Stephen
C. Richter, Sr. Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


BY:        /s/  Stephen  C.  Richter
   ------------------------------------------
              Stephen  C.  Richter
   Sr. Vice President/Chief Financial Officer



May  13,  2003


A signed original of this written statement required by Section 906 has been provided to Weingarten Realty Investors and will be retained by Weingarten and furnished to the Securities and Exchange Commission or its staff upon request.